UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008 (August 5, 2008)

HEARTWARE LIMITED
 (Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 5, 2008, the Board of Directors (the “Board”) of HeartWare Limited (the “Company”) approved the increase of shares available under the Company’s Performance Rights Plan from 3.5 million to 5.5 million shares. The employees of the Company, including its principal executive officer, principal financial officer and other named executive officers, are entitled to participate in the plan in accordance with the terms thereof. The purpose of the Plan is to provide eligible participants with an opportunity to share in the growth of the Company and to assist the Company in retaining and attracting highly skilled and experienced employees.

The Plan, which is to be administered by the Board, provides for the issuance of an aggregate of up to 5,500,000 Ordinary Shares of the Company the subject of the performance rights (the “Performance Rights”). The number of Performance Rights to be granted to a participant will be determined by the Board. Subject to such terms and conditions as provided in the Plan or imposed by the Board, each Performance Right entitles the participant to one Ordinary Share of the Company upon vesting. The Performance Rights do not carry any voting rights, and are not transferable except in the event of death of the participant. The Performance Rights will not vest until the performance conditions have been satisfied, or, if sooner, upon the occurrence of a change of control of the Company or the participant’s death or termination of employment due to permanent disability or retrenchment. Among other things, the Performance Rights will lapse if the participant ceases to be employed by the Company, other than due to death, permanent disability or retrenchment. Shares acquired under the Plan by residents of Australia are subject to certain transfer and other restrictions set forth in the Plan. The Board may suspend, terminate or reinstate the operation of the Plan at any time. The Plan is governed by the laws of the State of New South Wales, Australia.

      The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which was filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (file no. 333-152996) and is incorporated herein by reference.

      On August 12, 2008, the Board of Directors approved awards of Performance Rights to the following executive officers of the Company pursuant to the terms of the Plan.

Name	Number of Performance Rights
Doug Godshall	1,200,000	*
David McIntyre	400,000
Jeffrey LaRose	325,000
James Schuermann	250,000
Ramon Paz	200,000
Barry Yomtov	125,000

* Performance rights for Mr. Doug Godshall are subject to shareholder approval which the Company will seek in 2009.

Material terms of the Performance Rights are as follows:

(a)	Except in the case of death, redundancy or permanent disability (as defined), a holder of Performance Rights shall acquire Ordinary Shares under the Plan only if that holder is an employee of the Company or its subsidiary on the date that the relevant Performance Right vests.

(b)	Vesting for the first tranche, representing 50% of the total allotment, occurs on the completion of enrollment of the Company’s Bridge-to-Transplant clinical trial in the United States.

(c)	Vesting for the second tranche, representing 25% of the total allotment, occurs on the one year anniversary of the completion of enrollment of the Company’s Bridge-to-Transplant clinical trial in the United States.

(d)	Vesting for the third tranche, representing 25% of the total allotment, occurs on the receipt by the Company from the US Food & Drug Administration of pre-market approval (“PMA”) for use of the HVAD pump as a Bridge-to-Transplant therapy in the United States.

(e)	Exercise price for each Performance Right is nil.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	HeartWare Limited Performance Rights Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (file no. 333-152996)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited

Date: August 15, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer